UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, Whiting Petroleum Corporation (the “Company”) announced that its Board of Directors (the “Board”) had appointed Charles J. Rimer as Chief Operating Officer of the Company effective November 15, 2018. The Company delayed the filing of this Current Report on Form 8-K until the date on which the Company made a public announcement of such appointment pursuant to the instruction to Item 5.02(c) of Form 8-K. A copy of the Company’s press release announcing such appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Rimer, age 60, brings more than 30 years of experience in the oil and natural gas industry. Mr. Rimer previously served as Senior Vice President, Global Services for Noble Energy, Inc. (“Noble”), an independent exploration and production company, from February 2018 to November 2018. Prior to that, he served at Noble as Senior Vice President, U.S. Onshore from 2014 to February 2018, Senior Vice President, Global Operations and EHS&R from 2013 to 2014, and Vice President of Operations Services from 2012 to 2013. Prior to that, Mr. Rimer held various management and technical positions at Noble from 2002 to 2012, Aspect Resources from 2000 to 2002, Vastar Resources from 1990 to 2000 and ARCO Oil & Gas Company from 1983 to 1990. Mr. Rimer holds a Bachelor degree in business from Furman University and Bachelor of Science degree in petroleum engineering from the University of Texas.

In connection with Mr. Rimer becoming Chief Operating Office, the Compensation Committee of the Board of the Board of Directors of the Company (the “Committee”) approved (i) a base salary for Mr. Rimer of $525,000, (ii) an annual bonus target for Mr. Rimer of 100% of his base salary based on the 2018 performance goals established by the Committee under the Company’s short-term incentive plan, provided that such annual bonus will be pro-rated for 2018 based on time of service, (iii) a pro-rated long-term equity incentive grant for 2018 to Mr. Rimer of stock-settled restricted stock units of $164,000, of which one-third will vest on each of the first three anniversaries of the grant date, (iv) a pro-rated long-term equity incentive grant for 2018 to Mr. Rimer of performance share units of $164,000, which will vest after the award payout level is determined based on the Company’s total shareholder return relative to its compensation peer group over three performance periods beginning on January 1, 2018 and ending on each of the first three anniversaries thereafter and (v) a cash signing bonus of $250,000.

The Committee also approved and the Company entered into with Mr. Rimer an Executive Employment and Severance Agreement (the “Employment Agreement”) effective November 15, 2018. The Employment Agreement has a term that ends after one year and renews automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreement provides that Mr. Rimer is entitled to a base salary of $525,000, subject to increase, but not decrease, as may be determined by the Committee, and to participate in cash and equity incentive plans and employee benefit plans that the Company generally provides to its senior executives. The Employment Agreement also provides that Mr. Rimer is entitled to certain severance payments and other benefits upon a qualifying employment termination, including after a Change of Control (as defined in the Employment Agreement) of the Company. If Mr. Rimer’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of the employment term, Mr. Rimer will be entitled to accrued but unpaid benefits, including a pro rata portion of the current year’s target annual bonus, and a lump sum severance benefit equal to Mr. Rimer’s base salary multiplied by one, plus the target bonus for the year in which the termination occurs. If such termination occurs within two years following a Change of Control, the multiplier of base salary described in the previous sentence is increased to two. Additionally, until the earlier of 18 months following a qualified termination (or 24 months if such termination follows a Change of Control) or such time as Mr. Rimer has obtained new employment and is covered by benefits at least equal in value, Mr. Rimer will continue to be covered, at the expense of the Company, by the same or equivalent life insurance, hospitalization, medical, dental and vision coverage as Mr. Rimer received prior to termination. To receive the foregoing benefits, Mr. Rimer must execute and deliver to the Company (and not revoke) a general release of claims. The Employment Agreement also provides Mr. Rimer with the following after a Change of Control has occurred: (i) Mr. Rimer’s employment term is automatically extended for a two-year period; (ii) accelerated vesting of Mr. Rimer’s restricted stock, restricted stock units, performance shares and performance units; (iii) the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the Change of Control; and (iv) participation in salaried and executive officer benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The Employment Agreement also provides that Mr. Rimer is subject to a customary confidentiality covenant and, for one year following termination of employment (or two years if the termination is after a Change of Control), customary covenants not to solicit and not to compete with the Company’s business in its material plays or fields.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Executive Employment and Severance Agreement, between Charles Rimer and Whiting Petroleum Corporation, effective as of November 15, 2018.

(99.1)	Whiting Petroleum Corporation Press Release issued November 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: November 15, 2018	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Senior Vice President, General Counsel and Corporate Secretary